Final
Wonder Auto Technology Reports Record Quarterly Sales and Net Income

JINZHOU CITY, China, November 3, 2008 — Wonder Auto Technology, Inc. (Nasdaq: WATG) ("Wonder Auto" or the "Company"), a leading manufacturer of automotive electrical, suspension parts and engine accessories in China, today announced record quarterly financial results for the third quarter ended September 30, 2008.

Q3 Highlights:

— Sales revenue increased 43.9% year-over-year to a record US$39.3 million
— Gross profit rose 42.4% year-over-year to a record US$10.1 million
— Net income increased 72.9% year-over-year to US$6.4 million
— Export sales represented 15.8% of the higher total revenues
— EPS rose 60% over same period last year to US$0.24, on 3 million more weighted average shares ourstanding

Third quarter sales revenue rose to a record of US$39.3 million, a 43.9% increase from the 2007 third quarter revenue of US$27.3 million. The increase was mainly attributable to increased demand for mid to small displacement alternator and starter products, which grows faster than the overall automobile industry, increased sales to the new and existing clients and growth in export sales. Sales to existing customers increased $7.4 million and sales to new customers contributed $4.6 million due to the Company’s competitive products at attractive prices. Export sales increased by 138.0% to US$6.2 million as compared to that in the third quarter of 2007.

In the first nine months of 2008, China’s auto market continued its solid growth. Due to the general affordability, fuel prices, environmental concerns and government tax incentives, the mid- to small engine passenger vehicles still dominate China’s passenger vehicle market with an increased market share. Wonder Auto benefited from this large and growing market with increased sales of high performance alternators and starters, as well as rods and shafts products.

2008 third quarter gross profit increased 42.4% to a record of US$10.1 million from a gross profit of US$7.1 million in the same quarter of 2007. Gross margin was 25.8% in the 2008 third quarter compared with 26.0% for the same period last year. The decreased gross margin was due to the change of the Company’s product portfolio to manufacture more smaller displacement starter and alternator products which generally have relatively lower gross margin than the larger displacement products.

Operating expenses for the 2008 third quarter were US$3.3 million as compared to US$1.9 million in the same period of 2007, reflecting a 79.6% increase. The increase was primarily attributed to the increase of administrative expenses and selling expenses. The higher administrative expenses were primarily contributable to the consolidation of the financial results of Jinzhou Hanhua Electrical System Co., Ltd. and Jinzhou Karham Electrical Equipment Co., Ltd, audit and assessment costs in complying with Sarbanes-Oxley Act of 2002 and non-cash employee stock option compensation incurred during the third quarter of 2008. Selling expenses constituted 3.1% of sales revenue compared with 2.3% in the 2007 third quarter. The increase of selling expenses was mainly attributable to the increased sales commissions and salaries as well as transportation expenses during the Beijing Olympics. Research and development costs increased to US$459,804 from US$255,086 for the same period in 2007. As a percentage of revenue, research and development costs were 1.2% in the third quarter.

Income before income taxes increased $3.1 million, or68.1%, to $7.6 million in the third quarter of 2008. As percentage of sales revenue, income before income taxes increased to 19.3% compared with same quarter last year.

Net income increased 72.9% to a quarterly record of US$6.4 million from US$3.7 million in the same quarter of 2007. Fully diluted earnings per share for the third quarter were US$0.24 versus US$0.15 in the 2007 third quarter. As of September 30, 2008, the total shares outstanding on a diluted basis were 26,959,994 shares, as compared to 23,959,994 diluted shares outstanding in the same quarter of 2007.

''We continue our solid growth in the 2008 third quarter generating increased sales from both existing customers and new customers. We also benefited from the growth in export. With emphasis on research and development, we are able to broaden our product lines and expand our market both in China and overseas. We are very confident about our future development.” said Chairman and CEO, Mr. Qingjie Zhao.

Financial Condition

As of September 30, 2008, Wonder Auto had US$ 19.9 million in cash and cash equivalents (including US$5.1 million restricted cash), a current ratio of 2.0 to 1, working capital of US$55.8 million and US$18.0 million long-term debt. Shareholders' equity increased to US$98.0 million. As of September 30, the value of property, plant and equipment rose to $33.7 million from $22.5 million at December 31, 2007.

Events Overview

On October 1, 2008, Wonder Auto entered into an equity transfer agreement and acquired the control stake of 65% of Year City Limited’s equity, who owns 100% shares of Jinan Worldwide Auto Accessories Company (“Jinan Worldwide”). Jinan Worldwide is currently the largest engine valve and valve tappets manufacturer in China with a customer base including Shanghai VW, FAW, Chery, Geely Auto, Weifang Diesel Engine, and one of the Big Three US auto manufacturers. Through this acquisition, Wonder Auto is expected to enter into Jinan Worldwide’s main market-the diesel engine market, and Jinan Worldwide is expected to penetrate into Wonder Auto’s main market- the gasoline market. The Company anticipates that this acquisition will not only diversify its product offerings, but also further strengthen its market competitiveness through sharing of resources.

Conference Call

The Company will host a conference call, to be simultaneously Webcast on Tuesday, November4 at 8:30 a.m. Eastern Standard Time / 9:30 p.m. Beijing Time. A question and answer session will follow the management presentation. Mr. Qingjie Zhao (Chairman & CEO), Mr. Ryan Yuan (CFO), Miss Lydia Zhao (assistant CFO) and Mr. Yuechun Xie (Investor Relations Manager) will be the primary speakers for the call.

To participate, please call the following numbers ten minutes before the call start time for your kind registration:

Phone Number + 1 866 242-1388 (North America)
Phone Number + 852 800 968 831 (Hong Kong)
Phone Number + 86 10 800 640 0084 (China)
Phone Number + 86 10 800 264 0084 (China)
Conference ID Number: 71053685

A live webcast of the conference call will be available on the Investor Relations page of Wonder Auto’s web site at http://www.watg.cn.

About Wonder Auto

Based in Jinzhou City, Liaoning, China, Wonder Auto Technology, Inc., through its Chinese subsidiaries, designs, develops, manufactures and sells automotive electrical parts, suspension products and engine accessories. Wonder Auto was ranked second in sales revenue in the China market for automotive alternator and starter in 2007. With respective 5 different series and over 150 models of alternators, 70 models of starters, and various suspension and engine parts products, the Company supplies to a wide range of automakers, engine producers and auto parts suppliers both in domestic China and overseas. Wonder Auto's main customers include Beijing Hyundai Motor Company, Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co. Ltd., Harbin Dongan Automotive Engine Manufacturing Co., Ltd., and Tianjin FAW Xiali Automotive Co., Ltd, Shanghai VW and Weifang Diesel Engine. For more information, please log on to http://www.watg.cn .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our business outlook, growth of the auto and auto parts industry and expected synergy with the newly acquired Jinan Worldwide as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products, product defects and any related product recall; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors and risks mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequent SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
For the three and nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30		September 30
	(unaudited)		(unaudited)
	2008	2007	2008	2007

Sales revenue	$39,265,821	$27,293,856	$107,041,424	$72,416,290
Cost of sales	(29,139,968)	(20,184,152)	(79,238,857)	(54,335,057)

Gross profit	10,125,853	7,109,704	27,802,567	18,081,233

Operating expenses
Administrative expenses	1,676,857	967,086	4,444,210	2,543,758
Research and development costs	459,804	255,086	1,128,026	732,706
Selling expenses	1,209,170	641,205	2,912,020	1,997,820

	3,345,831	1,863,377	8,484,256	5,274,284

Income from operations	6,780,022	5,246,327	19,318,311	12,806,949
Other income	107,023	45,116	520,349	84,442
Government grants	-	-	-	786,154
Net finance costs	139,381	(772,626)	(1,380,951)	(1,730,131)
Equity in net income of an non-consolidated affiliate	567,802	-	792,924	34,147

Income before income taxes	7,594,228	4,518,817	19,250,633	11,981,561
Income taxes	(632,570)	(583,779)	(1,859,813)	(1,016,503)
Minority interests	(608,120)	(260,427)	(1,785,599)	(746,504)

Net income	$6,353,538	$3,674,611	$15,605,221	$10,218,554

Other comprehensive income
Foreign currency translation adjustments	169,996	589,115	3,861,504	1,665,857

Comprehensive income	$6,523,534	$4,263,726	19,466,725	$11,884,411

Earnings per share: Basic and diluted	$0.24	$0.15	$0.58	$0.43

Weighted average number of shares outstanding:
Basic and diluted	$26,959,994	$23,959,994	$26,959,994	$23,959,994

Wonder Auto Technology, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007
(Stated in US Dollars)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$14,854,184	$26,102,993
Restricted cash	5,063,570	8,613,262
Trade receivables (net of allowance of doubtful accounts of $36,664 in 2008 and $37,071 in 2007)	56,534,130	38,124,411
Bills receivable	8,130,410	11,766,478
Advances to staff	448,749	314,964
Other receivables, prepayments and deposits	5,056,079	1,320,483
Inventory - Note 6	20,903,563	12,634,786
Amount due from a related company	-	74,822
Deferred taxes	250,177	307,338

Total current assets	111,240,862	99,259,537
Intangible assets	18,602,958	16,873,051
Property, plant and equipment, net	33,660,266	22,516,900
Land use rights	2,823,214	1,235,029
Deposit for acquisition of property, plant and equipment and land use rights	5,773,272	2,072,458
Investment in a non-consolidated affiliate	5,792,924	-
Deferred taxes	756,058	439,760

TOTAL ASSETS	$178,649,554	$142,396,735

Wonder Auto Technology, Inc.
Condensed Consolidated Balance Sheets (Cont’d)
As of September 30, 2008 and December 31, 2007
(Stated in US Dollars)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$17,544,205	$12,726,989
Bills payable	12,023,163	15,903,600
Dividend payable to minority stockholders	259,530	-
Dividend payable to Winning	259,530	-
Other payables and accrued expenses	3,531,487	2,413,140
Provision for warranty	1,750,704	1,124,655
Income tax payable	756,281	666,589
Secured short-term bank loans	19,311,600	10,282,500

Total current liabilities	55,436,500	43,117,473

Secured long-term bank loans	17,994,536	17,622,186

TOTAL LIABILITIES	73,431,036	60,739,659

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS	7,199,628	3,214,683

STOCKHOLDERS’ EQUITY
Preferred stock: par value $0.0001 per share; authorized 10,000,000 shares, none issued and outstanding	-	-
Common stock: par value $0.0001 per share; authorized 90,000,000 shares, issued and outstanding 26,959,994 shares in 2008 and 2007	2,696	2,696
Additional paid-in capital	44,980,076	44,870,304
Statutory and other reserves	4,857,660	4,857,660
Accumulated other comprehensive income	8,283,536	4,422,032
Retained earnings	39,894,922	24,289,701

TOTAL STOCKHOLDERS’ EQUITY	98,018,890	78,442,393

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$178,649,554	$142,396,735

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

	Nine months ended September 30
	(Unaudited)
	2008	2007
Cash flows from operating activities
Net income	$15,605,221	$10,218,554
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	2,248,751	1,434,556
Amortization of intangible assets and land use rights	85,162	64,624
Deferred taxes	(208,858)	(64,505)
(Gain) loss on disposal of property, plant and equipment	(1,205)	15,636
Gain on disposal of Man Do	-	(500)
Provision for doubtful debts	(4,020)	11,144
Provision of obsolete inventories	43,671	67,782
Exchange (gain)/loss on translation of monetary assets and liabilities	(828,205)	492,825
Equity in net income of a non-consolidated affiliate	(792,924)	(34,147)
Share-based payment compensation	109,772	-
Minority interests	1,785,599	746,504
Changes in operating assets and liabilities:
Trade receivables	(15,303,061)	(8,870,324)
Bills receivable	6,302,977	(7,270,838)
Other receivables, prepayments and deposits	(1,748,770)	(717,530)
Advances to staff	(111,302)
Inventory	(6,365,418)	(374,688)
Trade payables	3,254,639	6,270,135
Bills payable	(4,819,593)	854,241
Other payables and accrued expenses	(1,584,738)	1,036,024
Amount due from a related company	78,516	-
Provision for warranty	542,873	(201,004)
Income tax payable	(9,835)	210,416

Net cash flows (used in) provided by operating activities	(1,720,748)	3,888,905

Cash flows from investing activities
Payments to acquire intangible assets	(7,080)	(1,982)
Payments to acquire and for deposit for acquisition of property, plant and equipment and land use rights	(11,776,593)	(5,661,884)
Proceeds from sales of property, plant and equipment	100,988	11,171
Installment payment to acquire Jinzhou Dongwoo	-	(2,420,000)
Decrease (Increase) in restricted cash	4,011,467	(3,932,999)
Cash inflow from disposal of Man Do	-	500
Net cash paid to acquire Jinzhou Hanhua	(3,042,676)	-
Net cash paid to acquire Money Victory	(5,000,000)	-
Net cash paid to acquire Jinzhou Karham	(703,712)	-
Net cash paid to acquire Fuxin Huirui	(140,990)	-
Net cash paid to acquire Jinzhou Wanyou	-	(5,526,485)

Net cash flows used in investing activities	$(16,558,596)	$(17,531,679)

	Nine months ended September 30
	(Unaudited)
	2008	2007
Cash flows from financing activities
Dividend paid to minority stockholders	$-	$(357,280)
Dividend paid to Winning	(384,500)	$(343,934)
New bank loans	15,631,122	29,486,379
Repayment of bank loans	(9,196,570)	(14,848,096)

Net cash flows provided by financing activities	6,050,052	13,937,069

Effect of foreign currency translation on cash and cash equivalents	980,483	516,726

Net (decrease) increase in cash and cash equivalents	(11,248,809)	811,021

Cash and cash equivalents - beginning of period	26,102,993	8,203,699

Cash and cash equivalents - end of period	$14,854,184	$9,014,720

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$1,346,694	$906,045
Income taxes	$1,656,577	$586,935

For further information, please contact:

Yuechun Xie
Investor Relations Manager
Wonder Auto Technology, Inc.
Tel: +86-800-890-2596
Tel: +86-416-266-1186
Email: ycxie@watg.cn

Lydia Zhao
Assistant CFO
Wonder Auto Technology, Inc.
Tel: +86-10-84785339
Email: lydiaz@watg.cn